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                                                                    EXHIBIT 10.9

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT is made this _______________________, at Indianapolis, Indiana by and among Aye-Net, L.L.C., an Indiana limited liability company, (hereinafter referred to as "Private Entity"), J. Cleve Gatchel and Eric A. Paul, individuals and controlling members of Private Entity (hereinafter referred to as "Members"), and NetVision.com, Inc., a Delaware corporation (hereinafter referred to as "NetVision ").

                                    RECITALS

          A. Private Entity is an Indiana limited liability company, and presently owns and operates an Internet Service Provider ("ISP") business, operated from the locations, identified on SCHEDULE 3.3.5

          B. Both NetVision, through it's Board of Directors, and Private Entity, through its Members, J. Cleve Gatchel and Eric A. Paul, believe this Merger to be in the best interests of their respective business entities.

          C. The entities shall merge together, with the new entity, (hereinafter "Merged Companies") and shall become known as NetVision.com, Inc. Private Entity shall cease to exist as a separate legal entity, but shall continue to exist as a part of the surviving entity.

          D. The parties intend for the transactions contemplated by this Agreement to be accounted for as a pooling of interests in accordance with GAAP and that said transactions shall not be deemed a taxable event as defined by the Internal Revenue Service.

          E. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Section 8 hereof and the consummation of the Closing referred to in Section 9 hereof, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State in accordance with, the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

          F. Unless otherwise agreed by NetVision and Private Entity the Certificate of Incorporation of NetVision as the Surviving Corporation shall be the Certificate of Incorporation of NetVision as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such Certificate of Incorporation.

          G. Unless otherwise agreed by NetVision and Private Entity the By-Laws of NetVision as the Surviving Corporation shall be the By-Laws of NetVision immediately prior to the Effective Time, until thereafter amended as provided by law and Certificate of Incorporation and the By-Laws of Such Surviving Corporation.

          H. Unless otherwise agreed by NetVision and Private Entity the directors and officers of NetVision immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and the By-Laws of the Surviving Corporation.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, the parties agree as follows:

                             SECTION 1. DEFINITIONS

         As used in this Agreement, the terms identified below in this Section will have the meanings indicated, unless a different and common meaning of the term is clearly indicated by the context.

         1.1 Agreement - means this Merger Agreement together with the Attachments.
         1.2 Attachments - means the Schedules and Exhibits referred to herein and attached hereto.


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         1.3      Authorization - means any Government consent, license, permit, grant or other governmental authorization.
         1.4 Balance Sheet - means the most recent Balance Sheet available for Private Entity, a copy of which is attached hereto and marked SCHEDULE 1.4.
         1.5      Closing - means the Closing of the Transaction as described in
                  Section 9 of this Agreement.
         1.6 Closing Date - means the date and time as set forth in Section 9, or such other date and time as subsequently may be agreed upon by the parties, in writing. Any reference herein to the Closing Date for the purpose of establishing a point in time, or calculating a period of time, means 11:59 p.m., local time on the Closing Date.
         1.7 Contract - means any voluntarily entered written or oral agreement or commitment that is legally binding on any person or entity under applicable law.
         1.8 Court Order - means any judgment, decree, injunction or order of any federal, state, local or foreign court that is binding on any person or entity or its property under applicable law.
         1.9 Cumulative Diminutive Errors - Means the combined total of all diminutive errors made within this agreement.
         1.10 Diminutive Error - Means any mistake, misrepresentation, failure to disclose, or other error, which has a net dollar value of less than Five Hundred Dollars. ($500.00)
         1.11 Effective Date - means the date first above written unless otherwise agreed to in writing by the Parties.
         1.12 Entity - means a corporation, partnership, sole proprietorship, limited liability company, joint venture or other form of organization whether formed for the conduct of a business or profit seeking activity, active or passive, or not for profit.
         1.13     Financial Statements - means the Balance Sheet, as defined in
                  Section 1.4, the Statement of Income and Expenses, as defined in Section 1.19, and Cash Flow Statements, when referred to collectively.
         1.14 Intellectual Property - means any trade names, trademarks, service marks, copyrights and work of authorship, and all registrations and applications for the foregoing, and all licenses or license rights related to or based upon the foregoing, software licenses and know-how licenses, trade secrets, fictitious names, assumed names, all industrial models and all United States and foreign patent rights covered by, disclosed in or otherwise related thereto and all registrations and applications therefor and all reissues, divisions, continuations-in-part, re-examinations and extensions thereof, together with the right to sue for past infringement and improper, unlawful or unfair use of any of the foregoing.
         1.15 Merged Assets - means the assets to be merged and transferred by Private Entity to NetVision in accordance with this Agreement as more specifically described in Section 3.3
         1.16 Parties - means NetVision.Com, Inc., Private Entity, and Principal Members.
         1.17 Private Entity - means Aye.Net, L.L.C., an Indiana Limited Liability Company.
         1.18 Private Entity 's Business - means the existing business operations (including without limitation, the goodwill and going concern value), labor relations, customer and supplier relations, and products, if any, or services, if any, of Private Entity, and the name Private Entity, or any derivative thereof.
         1.19 Statement of Income and Expenses - means the most recent Statement of Income and Expenses available for Private Entity, a copy of which is attached hereto and marked SCHEDULE 1.19.
         1.20     NetVision - means NetVision .com, Inc., a Delaware
                  Corporation.
         1.21 Transaction - means the transaction contemplated by the Agreement, and the related Attachments.
         1.22 Year-End Balance Sheets - means the Balance Sheet for the year ended December 31, 1998.
         1.23 Year-End Statements of Income and Expenses - means the Statements of Income and Expenses of Private Entity for the year ended December 31, 1998.
         1.24 Year-End Financial Statements - means the Year-End Balance Sheets, and the Year-End Statement of Income and Expenses.



                             SECTION 2 - THE MERGER

         2.1 Adoption of Plan of Merger. Both parties have taken all requisite corporate action prior to the date hereof for the purposes of adopting and approving this Agreement pursuant to Delaware and

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                  Indiana law. Upon execution of this Agreement, NetVision and
                  Private Entity shall cause Articles of Merger pursuant to this Agreement to be filed with the Secretary of State of Delaware and Indiana, and shall cause to be filed such certificates, documents or instruments as are required to be filed in such States, any other State required, in order to effectuate the transactions contemplated by this Agreement.

         2.2 General. Private Entity shall be merged with and into NetVision effective as of the date of closing as set forth below and the separate corporate existence of Private Entity shall thereupon cease. The Articles of Incorporation and Code of Regulations of NetVision as in effect on the Closing Date shall remain in full force and effect. The Merger Consideration shall be payable on the date of Closing as set forth below in Section 3.

         2.3 Conversion of Private Entity Shares. The Private Entity Shares shall be exchanged with NetVision Shares as a result of the Merger of the two entities. NetVision shall deliver to each Member at the Closing and/or within a reasonable time thereafter, a share certificate evidencing ownership of NetVision Shares, as set forth in the table below, upon surrender to NetVision of the share certificate or certificates representing such Member's ownership of Private Entity Shares duly endorsed for transfer or accompanied by properly executed stock powers.

         2.4 Employee Stock Ownership Plans. For all purposes of this Agreement, unless otherwise specified, all shares held by employee stock ownership plans of Private Entity shall be deemed to be issued and outstanding, shall not be deemed to be held in the treasury of Private Entity and shall be converted into shares of NetVision Common Stock in accordance with this Agreement.

                      SECTION 3 - SPECIFIC TERMS OF MERGER

         3.1 Merger Consideration by NetVision. To effectuate this Merger, NetVision will transfer to the Members of Private Entity the following Consideration, to be divided by and between the Members of Private entity as they agree. The total Merger consideration shall be paid in cash and stock, with ten percent (10%) of the consideration transferred in cash, and ninety percent (90%) in stock. The specific amounts are:

                  3.1.1 Two hundred twenty two thousand three hundred and eighteen (222,318) shares of NetVision common stock as evidenced by the issuance of a stock certificate for said number of shares. Each share is valued at $5.00 for the purpose of this valuation. Said stock certificate shall be tendered at the Closing, as set forth in the Conditions Precedent set forth below in
                           Section 8.

                  3.1.2 One hundred twenty three thousand five hundred and ten dollars ($123,510). Said amount shall be transferred via certified check and tendered at the Closing, as set forth in the Conditions Precedent set forth below in Section 8.

                  3.1.3 Assumption of Liabilities. The assumption of Private Entity 's liabilities as described in SECTION 4, as approved by NetVision and as set forth in SCHEDULE
                           4.2 AND 4.3. The liabilities as set forth in those schedules (hereinafter "Liability Schedules") shall be assumed by NetVision and paid in the normal course of business.

                  3.1.4 True-up Amount. An additional amount paid in stock and cash via certified check and stock certificate tendered at the closing, in an amount equal to four hundred dollars ($400) for each bona-fide Private Entity internet subscriber in excess of the minimum number of subscribers set forth in Section 8, specifically 2,300, as verified by the auditors during the due diligence process, and as measured on a date no less than 30 days prior to close as determined in Section 9. Said amount shall increase the total Merger Consideration and shall be paid at the rate ten percent (10%) cash and ninety percent (90%) stock.

         3.2 Transfer of Stock by Private Entity. To effectuate this Merger, the Members of Private Entity

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               shall cause the transfer of all Private Entity shares to
               NetVision. The Share certificate or certificates representing such Member's ownership of Private Entity Shares shall be duly endorsed for transfer or accompanied by properly executed stock powers.

          3.3 Transfer of Assets by Private Entity. Included in the transfer of all Shares of Stock to NetVision, Private Entity shall turn over, surrender, and transfer, any and all assets currently held by Private Entity. This specification of assets in no way affects the validity of the Merger Agreement, nor does it limit the transfer of all assets of Private Entity in any way, nor does it convert this Agreement to an Asset Purchase Agreement. The items set forth below are for the mutual protection of the parties, and are intended only as a guide to the assets to be transferred. This agreement contemplates the transfer of all assets of Private Entity, whether specifically set forth below or not. This agreement does not contemplate the transfer of any personal assets of Member, as set forth on SCHEDULE 3.3. Any assets used in the business, not specified on SCHEDULE 3.3, shall be transferred to NetVision herewith.

                  3.3.1 All of the Accounts Receivable of Private Entity , as of the Closing Date;

                  3.3.2    All inventory of Private Entity;

                  3.3.3    All rights to prepaid expenses, as of the Closing
                           Date;

                  3.3.4    The motor vehicles described in SCHEDULE 3.3.4;

                  3.3.5 The real property owned by Private Entity; all other fixed assets owned by Private Entity and used in connection with the conduct of Private Entity 's business; all right, title and interest in and to all of Private Entity 's Contracts, including but not limited to all Private Entity's rights to any leasehold interest or improvements. SCHEDULE 3.3.5 sets forth without limitation the real property owned by or used in the course of Private Entity's business.

                  3.3.6 Any and all of the Customers of Private Entity, as reflected by SCHEDULE 3.3.6. Said Schedule is not intended to be an exhaustive list, rather a guide for the benefit of the parties. Nothing in this Section, this contract, nor any attachment, restricts the transfer of all current, past and prospective customers or clients of Private Entity.

                  3.3.7 All manuals, charts, instruction of application, files and records, signs, customer and marketing-data, engineering data, plans and blueprints as are used in connection with Private Entity 's Business, and all documents, papers and records pertaining to employees, customers and vendors in connection with Private Entity 's Business, including accounts receivable and trade payable records; provided, however, that Private Entity may retain all corporate records and minute books, all original books of account and accounting data maintained by Private Entity for financial reporting and tax reporting purpose;

                  3.3.8 All Intellectual Property of Private Entity used in connection with Private Entity's business, and including all rights Private Entity has to its know-how, trade secrets, processes, technology, discoveries, patented or unpatented inventions and designs, formulae and procedures and other intellectual property, including, but not limited to, documentation relating to any of the foregoing, all shop rights and the right to sue for past infringement or improper, unlawful or unfair use or disclosure thereof and the right to apply for patent, design or similar protection therefore any where in the world;

                  3.3.9 All assignable authorizations relating to or utilized in connection with Private Entity's Business, including without limitation, stationery and other office supplies;

                  3.3.10 All Private Entity's interest in and to all telephone, fax and telex numbers, post office



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                           box numbers and all listings pertaining to Private
                           Entity's Business in all telephone books and directories, stationery, forms, labels, shipping material, catalogs, brochures, art work, photographs and advertising and promotional materials. The telephone, fax, telex numbers and post office box numbers being identified in attached SCHEDULE 3.3.10;

                  3.3.11 Rights in, to and under third-party manufacturers' warranties;

                  3.3.12 Claims as to which Private Entity is a judgment creditor;

                  3.3.13 The goodwill and going concern of value of Private Entity's Business;

                  3.3.14   All cash, bank deposits, and marketable securities.

                  3.3.15 The name "Aye-Net, L.L.C.", or any derivative thereof, including but not limited to Aye-Net or Aye.Net.

                  3.3.16 Any and all Internet registered web sites, Internet addresses, domain names, e-mail registrations, web-site registrations, or any other internet related registration or technology asset used in the business, including but not limited to any such items registered with Internic, in which Private Entity holds any proprietary or leasehold interest.

            SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS


         4.1 Representations of Each Member. Each Member represents and warrants to NetVision as follows:

                  4.1.1 Title. Each Member owns beneficially and of record, and has full power and authority to vote and transfer, free and clear of any claims, liens or encumbrances, the Private Entity Shares shown below. The Private Entity Shares are owned in the following numbers and percentages by the below listed Members, and collectively constitute all of the Private Entity Shares owned by such Member.


                   Member             Number of Shares Owned          Percent of Ownership

                  J. Cleve Gatchel
                  Eric Paul

                  4.1.2 Authority. Such Member has the full legal right, power and authority to enter into, execute and deliver this Agreement and to perform such Member's obligations hereunder.

                  4.1.3 This Agreement has been duly executed and delivered by such Member and is the valid and binding obligation of such Member enforceable in accordance with its terms.

                  4.1.4 The execution and delivery of this Agreement and the consummation by such Member of the transactions contemplated by this Agreement will not:

                           4.1.4.1 require the further approval or consent of any federal, state, county or local court or other governmental or regulatory body of the approval or consent of any other person; or

                           4.1.4.2 conflict with or result in a breach or violation of any of the terms and conditions of, or constitute (with notice, lapse of time or both) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to any such Member or any instrument, contract or other agreement, including, but not limited to, Covenant not to Compete, Stock Lien, mortgage lien, assignment contract, or any other contract to which such Member is a party.

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



         4.2 Private Entity Liabilities. SCHEDULE 4.2 sets forth those certain liabilities, which NetVision has agreed to assume. These liabilities are categorized as liabilities not incurred in the normal course of business and include, but are not limited by, all obligations due from Private Entity to its past and present Members, any debt incurred to raise capital financing, current and past litigation claims, and any other debt not incurred in the Ordinary Course of Business. There are no additional debts of Private Entity not incurred in the Normal Course of Business. The payment of the SCHEDULE 4.2 liabilities will become the obligation of NetVision from and after the Merger Date and shall be paid in the ordinary course of business.

         4.3 Private Entity Liabilities incurred in the normal course of business. SCHEDULE 4.3 will set forth as of the Merger Date those other obligations of Private Entity incurred in the ordinary course of business and which remain due and owing as of the Merger Date. Where exact amounts of these liabilities cannot be determined on the Merger Date, Private Entity shall indicate the estimated amount due and owing. The payment of the SCHEDULE 4.3 liabilities will become the obligation of NetVision from and after the Merger Date and shall be paid in the ordinary course of business.

         4.4 NetVision Review and Acceptance. The closing of this transaction is contingent upon NetVision's review and acceptance of the liabilities set forth in SCHEDULES 4.2 and 4.3, (collectively "the Liability Schedules") provided however, that NetVision's acceptance of said Schedules shall not in any manner modify, limit, or invalidate the representations and warranties of Private Entity and the Member as contained in the Agreement, including but not limited to the representations, warranties and indemnification specifically pertaining to the accuracy of the liabilities listed in the Liability Schedules. No action, or inaction by NetVision, or any other party, including, but not limited to, Private Entity or Member, nor any provision in this contract, or any other contract, writing, agreement, oral or otherwise, shall in any manner modify, limit, or invalidate the representations, warranties and indemnification by Private Entity and the Member with respect to the Liability Schedules.

         4.5 Tax Payments and Returns. Such Member and Private Entity has filed all tax reports and returns required to be filed through the date of this Agreement and has paid all taxes and other related charges (including interest and penalties) due or claimed to be due from such Member or Private Entity, by federal, state, local or foreign taxing authorities, except as where indicated on SCHEDULE 4.5. Said Member has no actual knowledge, nor any reason to know, that any taxing authority has audited any portion of such Member or Private Entity 's tax return, and has no actual knowledge, nor any reason to know, that there are any notices of audit, pending questions relating to, or claims asserted for, taxes or assessment received by or made against such Members.

         4.6 Restricted Shares. Such Member acknowledges, understands and agrees

                  4.6.3    The NetVision Shares set forth as consideration in
                           Section 3 have not been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and have not been registered under any state securities law. The NetVision Shares may not be resold or redistributed without registration under the Securities Act and any applicable state securities laws, unless an applicable exemption from such registration is available.

                  4.6.4 The NetVision Shares being acquired by such Member under this Agreement, are being acquired for such Member's own account, for investment purposes, not for the interest of any other person, firm or entity, and not with a view to or present intention of reselling or distributing all or any portion of, or interest in, the NetVision Shares.

                  4.6.5 Such Member does not have any right to compel NetVision to register the NetVision Shares under the Securities Act or any state securities law and such Member acknowledges that NetVision has no present intention of registering the NetVision shares, unless as specified in a Registration Rights Agreement, and then only to the extent contained therein, and in the form attached hereto.


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
                  4.6.6 Such Member has such knowledge and experience in financial and business matters that he is capable by himself of evaluating the merits and risks of his investment in the NetVision Shares and of making an informed investment decision.

                  4.6.7 Such Member is aware of the tax consequences of owning NetVision Shares and of this transaction in general.

                  4.6.8 The certificates evidencing the NetVision Shares shall bear the following legend:

                           THE SHARES REPRESENTED BY THIS STOCK CERTIFIED HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES ACT (THE "STATE ACTS") OR THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES CANNOT BE SOLD OR OTHERWISE DISPOSED OF WITHOUT EITHER REGISTRATION OR AN EXEMPTION FROM REGISTRATION. THESE SHARES ARE RESTRICTED PURSUANT TO A MERGER AGREEMENT EXECUTED ON OR ABOUT OCTOBER 25TH, 1999. FURTHER, THE CORPORATION IS UNDER NO OBLIGATION TO REGISTER THE SHARES UNDER THE STATE ACTS OR THE SECURITIES ACT.

 SECTION 5 - JOINT AND SEVERAL REPRESENTATIONS OF THE MEMBER AND PRIVATE ENTITY

                  Each Member and Private Entity, jointly and severally, represents and warrants to NetVision as follows:

         5.1 Organization and Qualification; Capitalization. Private Entity is an Indiana corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Private Entity has the full corporate power to carry on its business as is now being conducted.

         5.2 The authorized capital stock and the number of shares of capital stock issued and outstanding for Private Entity is as follows:

                      Authorized Capital Stock ______________.
                      Issued Shares __________________.
                      Outstanding Shares _________________.

         5.3 Authority. Private Entity has the full legal right, power, and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

         5.4 This Agreement has been duly executed and delivered by Private Entity and is the valid and binding obligation of Private Entity enforceable against Private Entity in accordance with its terms.

         5.5 The Board of Directors of Private Entity and the Members have approved, and no other corporate proceedings are necessary to authorize, this Agreement and the consummation of the transactions contemplated by this Agreement.

         5.6 The execution and delivery of this Agreement and the consummation by Private Entity of the transactions contemplated hereby will not:

                  5.6.1 conflict with, result in a breach of, or constitute or result in a default under any of the terms, conditions or provisions of the Articles of Incorporation (or Certificate of Incorporation), Code of Regulations (or by-laws) or other governing instruments of Private Entity;

                  5.6.2 require the further approval or consent of any federal, state, county or local court or other governmental or regulatory body, or the approval or consent of any other person; or

                  5.6.3 conflict with or result in any breach or violation of any of the terms and conditions of, or constitute a default (with notice, lapse of time or both) under, or a violation of, any statute, regulation, order, judgment or decree applicable to Private Entity or any instrument, contract or other agreement to which Private Entity is a party or to which Private Entity is bound or subject, including without limitation the contracts identified in Sections 5.10 and 5.26 below.

         5.7 Financial Statements/Dividends/Distributions. The balance sheets of Private Entity as defined in Section 1.4, and evidenced by SCHEDULE 1.4, and the related statements of income and expenses as defined by Section 1.19, and evidenced by SCHEDULE 1.19, previously delivered to NetVision (Collectively the "Financial Statements") fairly, accurately and completely represent the financial position of Private Entity on the date of execution of this document, and the results of operations and cash flows for Private Entity for the years then ended.

         5.8 No dividends or other distributions have been made by Private Entity to their respective Members since January 1, 1999, except for salaries and commissions in the ordinary course of business, or as set forth in SCHEDULE 5.8.

         5.9 Ownership of Operating Assets. Private Entity has good and marketable title to, or holds a valid lease to, (the "Operating Leases"), all of its office equipment, furniture, motor vehicles and other tangible personal property (collectively, the "Operating Assets") owned or used by it in its business, free and clear of all restrictions, liens, claims and other encumbrances except as set forth in SCHEDULE 5.9

         5.10 Contracts and Leases. SCHEDULE 5.10 sets forth the contracts and leases (including office lease) material to the operation of Private Entity and which have been previously delivered to NetVision, are valid, binding upon the parties thereto, in full force and effect and, except as indicated below, have not been amended or modified. Private Entity and Members will cooperate in having the contracts and leases set forth on
                  SCHEDULE 5.10 assigned to NetVision if requested by NetVision. Private Entity and NetVision acknowledge that a separate Agreement reflecting the assignment of the Contracts and Leases is not required as a result of the merger of Private Entity into NetVision.

         5.11 Intellectual Property Rights. To the best of the Member's knowledge Private Entity owns, or holds adequate licenses to, the intellectual property used in its business, including, without limitation, trademarks, service marks, copyrights, patents, and computer software and data bases, free and clear of all restrictions, liens, claims and other encumbrances, and such use does not and will not conflict with, infringe on, or otherwise violate any rights of others.

         5.12     Member Benefits. The Member benefits programs set forth in
                  SCHEDULE 5.12 constitute the only Member benefit programs in effect for Private Entity prior to the date of this Agreement.

         5.13 Employee Benefit Programs. The Employee Benefit programs set forth in SCHEDULE 5.13 constitute the only Employee benefit programs in effect for Private Entity prior to the date of the Agreement.

         5.14 Insurance. Private Entity has in place and in full force and effect, hazard and liability insurance policies with coverage amounts and deductibles as set forth in SCHEDULE 5.14.

         5.15 Insurance Coverage. The Member and Private Entity shall take all action necessary to maintain, in the name and for the benefit of NetVision, all insurance policies of Private Entity.

         5.16 Bank Accounts. The Members and Private Entity shall take all action necessary to maintain the bank accounts, lock boxes and other depositories of Private Entity, and shall cause them to be identified under NetVision's Federal Tax Identification Number.

         5.17 Permits, Licenses and Compliance with Laws. For this Section, Member and Private Entity represent and warrant that they have no actual knowledge, nor any reason to know of any violations, and to the best of their knowledge:

                  5.17.1 Private Entity maintains in full force and effect, all permits, licenses and approvals from federal, state, local and foreign governmental and regulatory bodies required in order to carry on its business.

                  5.17.2 Private Entity is in compliance in all material respects with all federal, state and local laws, ordinances, codes, regulations, orders, requirements, standards and procedures which are applicable to its business.

                  5.17.3 Neither Private Entity nor any officer, director or agent of Private Entity has been convicted of, charged with, or to the knowledge of Private Entity or the Members, investigated for a violation of federal or state law related to fraud, theft, embezzlement, breach of fiduciary responsibility, or financial misconduct, including but not limited any violation of the Securities Act, or State Securities Law; or has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any court of governmental agency.

         5.18 Litigation. Except as set forth in SCHEDULE 5.18, (the "Litigation Schedule") there are no claims, complaints, suits, actions and judicial, regulatory, arbitration or governmental actions, proceedings or investigations pending, or to the knowledge of the Members or Private Entity threatened, or anticipated, including actions known, or actions that Member or Private Entity have reason to know, against Private Entity, or any of their respective officers, directors or agents.

         5.19 Tax Payments and Returns. Private Entity has delivered to NetVision true and complete copies of its federal, state and local income tax returns for its tax year ended December 31, 1998. Private Entity has filed all tax reports and returns required to be filed by it through the date of this Agreement and has paid all taxes and other related charges (including interest and penalties) due or claimed to be due from it by foreign, federal, state or local taxing authorities. To the best of Member's knowledge, no taxing authority has audited any portion or a tax return relating to any Member or Private Entity, and there are no notices of audit, pending questions relating to, or claims asserted for, taxes or assessments received by or made against any Private Entity.

         5.20 Company Documents and Minute Books; Officers and Directors. The minutes of company proceedings, stock transfer records, Articles of Organization (or Certificate of Organization) and Code of Regulations (or by-laws) of Private Entity have been delivered to NetVision and are correct and complete, accurately reflect all actions and proceedings of the Members and Board of Directors of Private Entity to date.

         5.21 Brokers/Fees. Negotiations related to this Agreement and the transactions contemplated hereby have been carried on by the Members and Private Entity, and no brokerage or finders' fees are payable by any Member or Private Entity to any other party in connection with this Agreement or the transactions contemplated hereby.

         5.22 Adverse Changes. Since January 1, 1999, Private Entity has not suffered any adverse changes in its financial condition, assets, liabilities or business or any damage, destruction or loss to its assets, whether or not covered by insurance.

         5.23 Operations in the Ordinary Course. Since January 1, 1999, Private Entity has been operated only in the normal and ordinary course, and has not:

                  5.23.1 Issued or committed to issue any capital stock or other ownership interest therein, other than shown on
                           SCHEDULE 5.24.1.

                  5.23.2 granted or committed to grant any options, warrants, convertible securities or other rights to subscribe for, purchase or otherwise acquire any shares of its capital stock or other ownership interest therein;

                  5.23.3 entered into any material agreement to make capital expenditures, except as noted on SCHEDULE 5.24.3;

                  5.23.4 entered into any agreement relating to the borrowing of money or other contract for indebtedness, or the guarantee of any obligation for the borrowing of money;

                  5.23.5 entered into any material real or personal property lease except as noted on SCHEDULE 5.24.5; or

                  5.23.6 entered into, modified, or canceled any other agreement, contract or commitment which is not terminable at will.

         5.24 Third Party Consents. The Members and Private Entity have obtained and delivered to NetVision the consent or approval of each third party whose consent or approval is required or deemed necessary by NetVision for the consummation of the transactions contemplated by this Agreement.

         5.25 Transactions with Related Parties. Except for the employment of the Members, and the proposed real estate lease with Windsor Corporation, the summary terms of which is set forth in EXHIBIT D, there are no contracts, leases, loans, commitments, transactions, arrangements or other understandings, oral or written, between Private Entity and any Related Party. For purposes of this Section, the term "Related Party" means (a) any Member, (b) the spouse, lineal descendant or other family member of a Member, (c) any corporation, partnership, trust, limited liability company, or other entity controlled by, or under common control with a Member, (d) any officer, director or Member of Private Entity, and (e) any person who is a member, partner or Member in any relationship or similar form of business association with any person or entity referred to above.

         5.26 Disclosure. To the best knowledge of the Members and to the best knowledge of Private Entity, no representation or warranty by the Members or Private Entity, or any document, written statement or certificate furnished to NetVision pursuant to this Agreement, contains any untrue statement of material fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading.

         5.27 Accuracy of Liability Schedules. The LIABILITY SCHEDULES accurately reflect all obligations of Private Entity, which were not incurred in the "ordinary course of business." For purpose of this representation obligations owed by Private Entity whether contingent, fixed, liquidated or unliquidated, including but not limited to obligations owed to Member or Member loans; pending or threatened litigation claims; obligation to repurchase shares of stock form former Members shall be considered obligations of Private Entity not incurred in the "Ordinary course of business". The obligations and amounts set forth on THE LIABILITY SCHEDULES are true and correct.

         5.28 Payment of Liability SCHEDULE Indebtedness. NetVision agrees to assume any and all liabilities as listed on THE LIABILITY SCHEDULES . Any liabilities not listed on said SCHEDULES shall remain the sole and absolute responsibility of the Member, and shall be paid by the Member within thirty (30) days after NetVision is notified, or otherwise becomes aware, of any such liability or claim

         5.29 Diminutive Errors. Notwithstanding the above Representations and Warranties, Private Entity and the Member shall bear no liability for Diminutive errors, as defined in Section 1.22, so long as the Cumulative Diminutive Errors shall not exceed Two Thousand Dollars ($2,000).

         5.30 Articles of Merger. The preparation and acceptance of Articles of Merger is a Condition Precedent to the Closing of this Agreement. Both parties represent and warrant that they will cooperate with the other party in full and that they will not take any action to hinder, delay, or prevent, the filing of the Articles of Merger with the Secretary of State in both the States of Delaware and Indiana.

             SECTION 6 - REPRESENTATIONS AND WARRANTIES OF NETVISION

         6.1 Organization and Good Standing. NetVision is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, registered to conduct business in, among other States, the State of Indiana. NetVision has full corporate power to carry on its business as it is now being conducted.

         6.2 Authority. NetVision has the full legal right, power and authority to enter into, execute and deliver this agreement, and to perform its obligations under this agreement. This agreement has been duly executed and delivered by authorized officers of NetVision and is the valid and binding obligation of NetVision, enforceable in accordance with its terms. The execution and delivery of this agreement and the consummation by NetVision of the transactions contemplated will not:

                  6.2.1 Conflict with, result in a breach of, or constitute or result in a default under any of the terms, conditions or provisions of the Certificate of Incorporation, Articles of Incorporation, By-laws or Code of Regulations, or other governing documents of NetVision.

                  6.2.2 Require the further approval or consent of any federal, state, county or local court, or other Government or regulatory body or the approval or consent of any other person.

                  6.2.3 Conflict with or result in a breach or violation of any of the terms and conditions of, or constitute (with notice, lapse of time, or both) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to NetVision, or any instrument, contract or other agreement to which NetVision is a party.

         6.3 Brokers / Fees. Negotiations related to this agreement and the transactions contemplated hereby have been carried on by NetVision and no brokerage or finders' fees are payable by NetVision to any other party in connection with this agreement or the Transactions contemplated hereby.

         6.4 Payment of Liability Schedule Indebtedness. NetVision agrees to assume any and all liabilities as listed on the Liability Schedules, or more specifically, SCHEDULES 4.2 AND 4.3. Any liabilities not listed on said Schedules shall remain the sole and absolute responsibility of the Member, and shall be paid by the Member within thirty (30) days after NetVision is notified, or otherwise becomes aware, of any such liability or claim. With regard to any liability listed on said LIABILITY SCHEDULES, where Member has personally guaranteed the same, NetVision agrees to indemnify and hold harmless the Member to the extent of the corporate debt.

         6.5 Articles of Merger. The preparation and acceptance of Articles of Merger is a Condition Precedent to the Closing of this Agreement. Both parties represent and warrant that they will cooperate with the other party in full and that they will not take any action to hinder, delay, or prevent, the filing of the Articles of Merger with the Secretary of State in both the States of Delaware and Indiana.


                            SECTION 7- MISCELLANEOUS

         7.1 Further Acts. The parties agree to perform any further acts and to execute and deliver any other documents, which may be reasonably necessary to carry out the intent and provisions of this Agreement.

         7.2 Assignment. Without the consent of Private Entity, NetVision may assign all or any part of this Agreement and all or any part of its rights and obligations hereunder to an affiliate of NetVision.

         7.3 Headings. The clause headings appearing in this Agreement have been inserted for the purpose of convenience and reference. They do not purport to, and will not be deemed to, define, limit or extend the scope or intent of the clauses to which they apply, and they will not be considered in construing the terms of this Agreement.

         7.4 Investigation Will Not Constitute A Waiver. No investigation, or lack thereof, by NetVision, or any of its agents, will be deemed to constitute or imply a waiver of any rights of NetVision may have, including any right to indemnification as the result of any material misrepresentation, or breach of warranty, or covenant in favor of NetVision as otherwise provided in this Agreement.

         7.5 Counterparts. This Agreement may be executed in several counterparts, each of which when so executed will be deemed to be an original for all purposes.

         7.6 Partial Invalidity. If any provision of this Agreement is invalid or is held illegal or unenforceable, then notwithstanding any such invalidity, illegality, or unenforceablility of such provision, the remainder of this Agreement will subsist and will be in full force and effect as though such invalid, illegal or unenforceable provision had been omitted form this Agreement.

         7.7 Entire Agreement. This Agreement embodies the entire agreement of the parties as to the subject matter herein contained. There are no promises, terms, conditions or obligations other than those contained herein; and this Agreement will supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto. Without limiting the foregoing, no letter, telegram, or other communication passing between the parties hereto, concerning any matter during the negotiation of this Agreement, will be deemed a part of this Agreement, nor will it have the effect of modifying or adding to this Agreement.

         7.8 Additional Documents. Each party will execute and deliver, to either party, subsequent to the Closing, such other documents or instruments as may be reasonably necessary to effectuate the provisions and purpose of this Agreement. Without limitation of the generality of the foregoing, Private Entity will perform all reasonable acts to cause any licenses or permits issued to Private Entity to be assigned or transferred to NetVision in order that NetVision may conduct Private Entity 's Business subsequent to the Closing as herein contemplated.

         7.9 No Amendment. No amendment, modification, change or discharge of any term or provision of this Agreement will be valid or binding unless the same is in writing and signed by all the parties hereto. No waiver of any of the terms of this Agreement will be valid unless signed by the parties against whom such waiver is asserted.

         7.10 Gender. All terms and words used in this Agreement, regardless of the number and gender in which they are used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Agreement, or any other section or clause herein, may require, the same as if such words had been fully and properly written in the required number and gender.

         7.11 Time Periods. Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

         7.12 Construction. This Agreement has been prepared by the joint efforts of the respective attorneys for each of the parties. This Agreement should be interpreted fairly, and not strictly construed against either party.

         7.13 No Third Party Beneficiaries. The parties affirmatively state that they do not intend to confer any legal or contractual rights or benefits upon any third persons or Entities, either directly or incidentally, and all legal rights, duties and obligation set forth in this Agreement will bind and benefit only the parties hereto.

         7.14 Notices. Any notice or demand required or permitted to be given hereunder, will be in writing, signed by the party giving or making the same, and will be delivered by certified mail, return receipt requested, or by personal hand delivery, to all parties hereto at their respective addresses hereinafter set forth. In the event that delivery of any such notice or demand cannot be effected as aforesaid, the same may be served by any method authorized for the service of legal process as set forth in the Indiana Rules of Civil Procedure. Any party hereto will have the right to change the place to which any such notice or demand, or other written instrument will be sent to him by similar notice sent in a like manner to all parties hereto. The date of mailing of any such offer or demand, if applicable, will be deemed to be the date of such offer or demand and will be effective form that date. The addresses of the parties to this Agreement are as shown herein below.

To Shareholder(s)          See Schedule 7.14

To the Company:                     NetVision.com, Inc.
                                    8450 Westfield Blvd., Suite 100
                                    Indianapolis, IN 46240
                                    Attn.: Mr. Paul Satterthwaite, CEO and
                                       Chairman of the Board
                                    Attn: Mr. Nicholas Bacon, General Counsel

         7.15 Binding. This Agreement will bind and inure to the benefit of the parties hereto, their respective assigns, and personal representatives and successors.

         7.16 Incorporation by Reference. All Exhibits Schedules and documents attached hereto will be deemed to be incorporated herein by reference as though fully set forth.

         7.17 Competent Professional Advice. All parties to this agreement have reviewed this agreement with competent legal counsel. Both parties have sought and obtained legal counsel and certified public accountants with respect to this agreement and the transactions contemplated therein. Both parties, therefore, enter this agreement, knowingly, intentionally, and intelligently.

         7.18 Professional Fees. Each Party shall bear the expense of any Professional Fees, including, but not limited to, Attorney fees, Accountant fees, or Investigative fees. However, notwithstanding this paragraph, in the event of a Breach of this Agreement, the Non-breaching party shall be responsible for Attorney fees and costs of collection.

         7.19 Non Competition Agreement. Attached hereto as EXHIBITs C, is the Non-Competition and Confidentiality Agreement entered into by the Parties contemporaneously with this Merger Agreement. Said agreement is incorporated by reference into this document and made a part hereof. The consideration for this Merger Agreement is sufficient and adequate consideration for the Merger Agreement, and the Non-Compete and Confidentiality Agreement.

         7.20 Revocation of Previous Definitive Agreement. The Parties have previously entered into a valid and enforceable form of this Agreement. It is the intent of the Parties to execute an original Merger Agreement at the Closing of this transaction, as set forth in Section 8. Upon it's execution, said original shall supersede, revoke, and make null and void any and all Merger Agreements, executed previously by and among the parties.

                        SECTION 8 - CONDITIONS PRECEDENT

         8.1 Non-Binding until Satisfaction of Conditions. This transaction is Non-Binding upon either Party until and upon the Satisfaction of the Conditions Precedent and Closing as set forth Below, except where specifically indicated. It is the Parties intention that this document will become a binding, valid, and enforceable Agreement following the Closing of this Transaction.

         8.2 Conditions Precedent. The intention of the Parties is to become legally bound to this agreement following the closing of this transaction. Said Closing shall not take place until the following Conditions Precedent are satisfied, or waived in writing by both Parties:

                  8.2.1 Exchange of Tangible Consideration as set forth in this Agreement, including, but not limited to, exchange of cash, promissory notes, certificates of stock, or other consideration as set forth in Section 3.1

                  8.2.2    Transfer of Stock as set forth in Section 3.2

                  8.2.3 Transfer of Assets as set forth in Section 3.3 et seq.

                  8.2.4 Completion and delivery of all Schedules and Exhibits as referenced in this agreement by both parties, and acceptance of the same by both parties.

                  8.2.5 Successful completion of due diligence as performed by auditors, attorneys or agents of NetVision, including but not limited to verification by the auditors that Private Entity has at least 2300 bona-fide subscribers.

                  8.2.6 Execution of the mutually acceptable Non-Competition Agreement by both Parties.

                  8.2.7 Successful assignment of any and all material contracts to which Private Entity is a party.

                  8.2.8 Closing shall be scheduled for a date prior, and completed no later than, October 25th, 1999, unless mutually agreed to, or waived, by both parties.

                  8.2.9 Should the Conditions Precedent not be satisfied as set forth in this section 8, and should the Closing not occur as set forth below, neither party shall be bound, nor bear any liability from this agreement, unless any of said provisions are mutually modified or waived by the parties in writing.

                  8.2.10 Preparation of appropriate Articles of Merger to be filed with the Secretary of State in the States of Delaware and Indiana, and good faith acceptance thereof by and among all parties.

                  8.2.11 Execution of the Document titled Checklist of Merger, attached as EXHIBIT E. Said document has no binding effect other than to reflect the parties understanding regarding the necessary documentation to effectuate this Merger.

                  8.2.12 Execution and Delivery of Certified Corporate Resolutions authorizing this Merger transaction by both parties.

                  8.2.13 Execution and Delivery of a Registration Rights Agreement, or such other instrument as may be agreed to by the Parties in lieu thereof, attached as EXHIBIT F.

                               SECTION 9 - CLOSING

         9.1 Upon Completion of the Conditions Precedent set forth above, and the completion of Closing as set forth below, this Agreement shall become a legally binding, valid and enforceable Agreement.

         9.2 The Closing of this transaction shall be deemed an express representation that there have been no material changes by, between or among, any of the parties hereto, since the execution of this Merger Agreement.

         9.3 Closing Date and Time. The Closing shall take place on the _______________________ at _________, or such other date and time as subsequently may be agreed upon by the parties, in writing. Any reference herein to the Closing Date for the purpose of establishing a point in time, or calculating a period of time, means 11:59 p.m., local time on the Closing Date.

         9.4 Transfer of Business. Upon the successful Closing of this transaction, NetVision and Private Entity shall become one entity, and Private Entity shall cease to exist as a valid and legally existing entity. Any and all business transactions, or activities, as contemplated by this agreement, shall be transferred to NetVision. In no event shall this clause, or any other clause in this contract, be construed to effect the Representations, Warranties or Indemnification as set forth by both parties in this agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement, consisting of 15 pages. The intent of the Parties is to be legally bound thereby.

Signed in the Presence of the following, and on the date first indicated on this agreement:

                           AYE.NET, INC (Private Entity)

                           By:      _________________________
                                    J. Cleve Gatchel, as President

                                    _________________________
                                    J. Cleve Gatchel, Individually

                                    _________________________
                                    Eric A. Paul, Individually

                           NETVISION .COM, INC.  (NetVision)

                           By:      _____________________________
                                    Paul J. Satterthwaite, CEO and
                                    Chairman of the Board